UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2025

PREAXIA HEALTH CARE PAYMENT SYSTEMS INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52365	20-4395271
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

PO Box 368 Dunedin, Florida	34697-0368
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (403) 850-4120

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act .☐

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant's Certifying Accountant

(a)	Engagement of New Independent Registered Public Accounting Firm.

On December 23, 2025, the Registrant engaged the firm of Sadler Gibb and Associates ("SadlerGibb") to serve as its independent registered public accounting firm to audit its consolidated financial statements as of May 31, 2026. At no time during the past two fiscal years or any subsequent period prior to December 23, 2025 did the Registrant consult with SadlerGibb with respect to the application of accounting principles to a specified transaction, either completed or proposed, or regarding any of the enumerated items described in Item 304(a)( l )(iv) of Regulation S-K, any "reportable event," as described in Item 304(a)(l)(v) of Regulation S-K, or the type of audit opinion that might be rendered for the Registrant.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Document
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREAXIA HEALTH CARE PAYMENT SYSTEMS INC.

Date: December 23, 2025	/s/ Tom Zapatinas
Name: Tom Zapatinas
Title: President/Chief Executive Officer